Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2022, in this Registration Statement (Form S-1) and related Prospectus of Advent Technologies Holdings, Inc. for the registration of 10,152,865 shares of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
April 21, 2022